News Release

Virtus Investment Partners Announces Financial Results for the First Quarter 2016

▪	Earnings per Diluted Share, as Adjusted, of $1.12 in First Quarter, Includes ($0.13) Impact from Variable Incentive Fee, Compared with $2.22 in Prior-Year Quarter; Earnings Per Share of $1.45

▪	Operating Income, as Adjusted, of $15.2 million in First Quarter Compared with $32.2 million in Prior-Year Quarter; Operating Income of $12.8 million

▪	Total Sales of $2.8 billion in First Quarter Compared with $3.7 billion in Prior-Year Quarter; Net Flows of ($2.6) billion in First Quarter Compared with ($2.2) billion in Prior-Year Quarter

▪	Assets Under Management of $45.7 billion at March 31, 2016 Compared with $54.8 billion at March 31, 2015

▪	Proceeds from Pending Seed Capital Liquidations to be Used Primarily for Capital Return

Hartford, CT, April 29, 2016 - Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today reported financial results for the three months ended March 31, 2016.

Management Commentary

“Our first quarter net flows were impacted by elevated redemptions in one of our funds following an organizational change at a subadviser, which offset modest growth in separately managed accounts, further traction in ETFs, and positive market performance,” said George Aylward, president and chief executive officer.

“Operating income, as adjusted, decreased in the quarter due to lower revenues from a decline in average assets under management and the partial-quarter impact of a negative variable incentive fee. Excluding that fee, as well as incremental payroll taxes associated with annual incentive payments, operating margin, as adjusted, would have been 30 percent.

“Relative investment performance across our product offerings remains strong and we continue to believe that we offer products that can be attractive across market cycles. Our ability to offer differentiated investment solutions from a variety of distinctive managers is a fundamental element of our business model.

“In the quarter we returned $19.9 million of capital to shareholders and reduced ending shares outstanding by 1.7 percent from December 31, 2015, contributing to a 7.3 percent reduction from March 31, 2015. While the core elements of our capital strategy remain the same, the current products in our pipeline require lower levels of seed, and therefore we expect to use the majority of the proceeds from pending fund liquidations to support return of capital to shareholders.”

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2.

Financial Highlights (Unaudited)
(Dollars in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	3/31/2016	3/31/2015	Change	12/31/2015	Change

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$62.4	$79.7	(22)%	$66.7	(6)%
Operating expenses, as adjusted	$47.2	$47.6	(1)%	$47.3	—%
Operating income, as adjusted	$15.2	$32.2	(53)%	$19.4	(22)%
Operating margin, as adjusted	24.4%	40.3%		29.1%
Net income attributable to common stockholders, as adjusted	$9.5	$20.3	(53)%	$11.9	(20)%
Earnings per share - diluted, as adjusted	$1.12	$2.22	(50)%	$1.37	(18)%

U.S. GAAP Financial Measures
Revenues	$80.3	$103.8	(23)%	$86.1	(7)%
Operating expenses	$67.5	$79.3	(15)%	$69.6	(3)%
Operating income	$12.8	$24.5	(48)%	$16.5	(23)%
Operating margin	15.9%	23.6%		19.2%
Net income attributable to common stockholders	$12.4	$19.3	(36)%	$6.6	86%
Earnings per share - diluted	$1.45	$2.11	(31)%	$0.76	91%

Assets Under Management and Flows (in billions)
Ending assets under management	$45.7	$54.8	(17)%	$47.4	(4)%
Average assets under management	$45.7	$55.7	(18)%	$48.5	(6)%
Gross sales	$2.8	$3.7	(23)%	$3.2	(10)%
Net flows	$(2.6)	$(2.2)	(20)%	$(1.1)	(131)%

(1) See the information on pages 11 through 13 for a reconciliation to their most directly comparable U.S. GAAP measures and the notes beginning on page 14 for other important disclosures

Asset Flows and Assets Under Management

Assets under management were $45.7 billion at March 31, 2016 compared with $54.8 billion at March 31, 2015 and $47.4 billion at December 31, 2015. The change from the prior year is attributable to net flows of ($6.8) billion and market depreciation of ($1.5) billion. The sequential change reflects ($2.6) billion of net flows, which more than offset $1.1 billion of market appreciation.

Total sales were $2.8 billion in the first quarter compared with $3.7 billion in the prior-year quarter and $3.2 billion in the sequential quarter. Net flows were ($2.6) billion in the first quarter compared with ($2.2) billion in the prior-year quarter and ($1.1) billion in the sequential quarter. Net outflows in the quarter were primarily attributable to open-end mutual funds, while separately managed accounts and ETFs contributed positive flows.

Open-end mutual fund sales were $2.2 billion in the first quarter compared with $3.0 billion in the prior-year quarter and $2.5 billion in the sequential quarter. The decrease from the prior-year quarter reflects lower sales across asset classes; the sequential-quarter decrease reflects lower sales in the Emerging Markets Opportunities Fund. Mutual fund net flows were ($2.6) billion in the first quarter compared with ($2.4) billion in the prior-year quarter and ($1.2) billion in the sequential quarter. Current-quarter net outflows reflect elevated redemptions in the Emerging Markets Opportunities Fund following an organizational change at the fund's subadviser.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

ETF sales were $62.3 million in the first quarter compared with $57.7 million in the sequential quarter. For the respective periods, ETF net flows were $28.5 million compared with $34.7 million.

Institutional sales were $186.2 million in the first quarter compared with $368.1 million in the prior-year quarter and $226.6 million in the sequential quarter. Net flows were ($90.4) million compared with $220.9 million in the prior-year quarter and $45.3 million in the sequential quarter. Current-quarter net flows included a $115.0 million partial redemption of the low-fee portion of a client account.

Earnings Summary

Non-GAAP Results

Management believes that a series of non-GAAP financial measures most accurately reflects the company’s operating results from providing investment management and related services to individuals and institutions, and uses these measures to evaluate financial performance. Quarterly reconciliations of the most comparable U.S. GAAP measure to each non-GAAP measure can be found on pages 11 through 13 of this earnings release.

Revenues, as Adjusted

Total revenues, as adjusted, were $62.4 million in the first quarter compared with $79.7 million in the prior-year quarter and $66.7 million in the sequential quarter. The declines from the prior periods reflect lower investment management and administration and transfer agent fees.

Investment management fees, as adjusted, were $57.7 million in the first quarter compared with $70.8 million in the prior-year quarter and $60.9 million in the sequential quarter. Average assets under management were $45.7 billion in the first quarter compared with $55.7 billion in the prior-year quarter and $48.5 billion in the sequential quarter. The average fee rate in the quarter was 49.7 basis points compared with 51.5 basis points in the prior-year quarter and 48.4 basis points in the sequential quarter. The average fee rate in the current and sequential quarter each included the impact of a negative variable incentive fee; excluding that fee, the open-end fund fee rate would have been 49.9 and 52.1 basis points, respectively. The decline in the fee rate from the sequential quarter reflects higher fund expense reimbursements and the effect of outflows in higher-fee products.

Administration and transfer agent fees, as adjusted, were $10.1 million in the first quarter compared with $13.1 million in the prior-year quarter and $11.1 million in the sequential quarter. The decrease from the prior periods reflects lower average open-end fund assets under management.

Operating Expenses, as Adjusted

Total operating expenses, as adjusted, were $47.2 million in the first quarter compared with $47.6 million in the prior-year quarter and $47.3 million in the sequential quarter. The decrease from prior periods reflects lower other operating expenses, as adjusted, that offset higher employment expenses, as adjusted.

Employment expenses, as adjusted, were $36.0 million in the first quarter compared with $35.6 million in the prior-year quarter and $34.4 million in the sequential quarter. The increase over the sequential quarter reflects $2.3 million of higher payroll taxes related to the timing of the payment of annual incentive compensation, partially offset by lower variable compensation. The increase over the prior-year quarter is primarily attributable to the addition of Virtus ETF Solutions and resources to support quantitative strategies that were previously managed by a subadviser.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Other operating expenses, as adjusted, were $10.4 million in the first quarter compared with $11.2 million in the prior-year quarter and $12.0 million in the sequential quarter. The sequential quarter included $0.8 million of discrete professional fees and fund-related expenses. The decrease from the prior-year quarter reflects lower professional, travel and marketing expenses.

Operating Income, as Adjusted, and Related Margin

Operating income, as adjusted, was $15.2 million for the first quarter compared with $32.2 million in the prior-year quarter and $19.4 million in the sequential quarter. The related margin was 24 percent compared with 40 percent and 29 percent for the respective prior periods, reflecting lower revenues, as adjusted. Excluding the impact of the incremental payroll taxes and variable incentive fee, the first quarter operating margin, as adjusted, would have been 30 percent compared with 34 percent in the sequential quarter.

Net Income Attributable to Common Stockholders, as Adjusted

Net income attributable to common stockholders, as adjusted, was $9.5 million, or $1.12 per diluted common share, compared with $20.3 million or $2.22 per share in the prior-year quarter and $11.9 million or $1.37 per share in the sequential quarter. Current and sequential quarter adjusted earnings per share included ($0.13) and ($0.33) related to the variable incentive fee, respectively. Excluding the impact of that fee and the incremental payroll taxes, current and sequential-quarter adjusted earnings per share would have been $1.42 and $1.70, respectively.

Effective Tax Rate, as Adjusted

The effective tax rate, as adjusted, was 38 percent for the first quarter, unchanged from the prior-year quarter and compared with 39 percent in the sequential quarter.

GAAP Results

Total revenues were $80.3 million in the first quarter compared with $103.8 million in the prior-year quarter and $86.1 million in the sequential quarter reflecting lower average assets and fee rates.

Operating expenses were $67.5 million in the first quarter compared with $79.3 million in the prior-year quarter and $69.6 million in the sequential quarter. Operating expenses decreased from the sequential quarter due to lower distribution and other asset-based expenses.

Net income attributable to common stockholders in the first quarter was $12.4 million, or $1.45 per diluted common share, which includes $2.4 million, or $0.28 per share, of unrealized gains on investments. This compares with net income of $19.3 million, or $2.11 per share, in the prior-year quarter that included ($2.6) million, or ($0.28) per share, of unrealized losses. In the sequential quarter, the company reported net income of $6.6 million, or $0.76 per share, that included ($8.5) million, or ($0.97) per share, of unrealized losses.

The first quarter effective tax rate was 39 percent compared with 36 percent in the prior-year quarter and 60 percent in the sequential quarter. The tax rates for the current and prior-year quarters were impacted by valuation allowance releases of $0.1 million and $1.0 million, respectively. The sequential quarter tax rate was impacted by a ($2.5) million valuation allowance.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Balance Sheet and Liquidity

Cash and investments were $382.5 million at March 31, 2016 compared with $430.2 million at March 31, 2015 and $421.5 million at December 31, 2015. The decrease from prior periods was primarily due to return of capital to shareholders and the timing of annual incentive payments that offset cash generated. On a per share basis, cash and investments were $46 at March 31, 2016 compared with $48 at March 31, 2015 and $50 at December 31, 2015. At March 31, 2016, the company had no debt outstanding and $75.0 million of unused capacity on its credit facility.

Working capital was $59.1 million at March 31, 2016 compared with $189.8 million at March 31, 2015 and $71.8 million at December 31, 2015. The change from March 31, 2015 reflects return of capital, increased seed activity and an equity investment in an entity created for a potential CLO. The change from December 31, 2015 was primarily due to return of capital to shareholders and net seed activity of ($5.5) million, partially offset by cash generated by the business.

The company’s seed capital investments were $280.9 million at March 31, 2016 compared with $241.8 million at March 31, 2015 and $273.7 million at December 31, 2015. The change from the prior-year quarter reflects $54.9 million of net seed activity partially offset by unrealized mark-to-market adjustments.

Three of the company’s alternative funds are in the process of being liquidated and the return of seed capital is expected to generate proceeds of approximately $114.0 million in the second quarter. The company expects to use the majority of the proceeds to support return of capital to shareholders.

In the first quarter, the company returned $19.9 million to shareholders, including share repurchases of $15.0 million. As a result of share repurchases, ending shares outstanding decreased to 8.3 million at March 31, 2016, a decline of 7.3 percent from March 31, 2015 and 1.7 percent from December 31, 2015.

Balance Sheet Highlights (Unaudited)
(in millions)

	As of			As of
	3/31/2016	3/31/2015	Change	12/31/2015	Change
Cash and cash equivalents	$50.4	$166.0	(70)%	$87.6	(42)%
Seed capital investments (1)	280.9	241.8	16%	273.7	3%
Investments - other (2)	51.2	22.4	129%	60.2	(15)%
Total - cash and investments	$382.5	$430.2	(11)%	$421.5	(9)%

Deferred taxes, net	$49.1	$58.0	(15)%	$54.1	(9)%
Dividends payable	$4.2	$4.2	—%	$4.2	—%
Total equity attributable to stockholders	$505.6	$565.4	(11)%	$509.6	(1)%

Working capital (3)	$59.1	$189.8	(69)%	$71.8	(18)%

(1) Represents the company’s investments in sponsored investment products including the company's investment in consolidated sponsored investment products (CSIPs), net of non-controlling interests. For the periods ending March 31, 2016, March 31, 2015, and December 31, 2015, net assets of CSIPs represent $272.5 million, $274.7 million, and $343.5 million, of total assets, $20.2 million, $16.5 million, and $15.4 million of total liabilities, and $40.4 million, $35.0 million, and $73.9 million of redeemable noncontrolling interests, respectively.
(2) Investments that are not related to the company’s seed investments including mutual funds and an investment in a consolidated investment product (potential CLO). For the periods ended March 31, 2016 and December 31, 2015, the investment in the consolidated investment product consisted of $202.7 million and $209.3 million of total assets and $162.0 million and $171.1 million of total liabilities, respectively.
(3) Defined as cash and investments plus accounts receivable, net, less seed capital investments, a potential CLO, accrued compensation and benefits, accounts payable and accrued liabilities, and dividends payable

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

Conference Call

Virtus Investment Partners management will host an investor conference call on Friday, April 29, at 10 a.m. Eastern to discuss these financial results and related matters. The webcast of the call will be available in the Investor Relations section of www.virtus.com or by telephone at 877-930-7765 if calling from within the U.S. or 253-336-7413 if calling from outside the U.S. (Conference ID: 2364428). A replay of the call will be available through May 6 via webcast or by telephone at 855-859-2056 if calling from within the U.S. or 404-537-3406 if calling from outside the U.S. (Conference ID: 2364428). The presentation that will be reviewed as part of the conference call will be available in the Presentations section of www.virtus.com.

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Its affiliates include Duff & Phelps Investment Management, Euclid Advisors, Kayne Anderson Rudnick Investment Management, Kleinwort Benson Investors International, Newfleet Asset Management, Rampart Investment Management, Virtus ETF Solutions, and Zweig Advisers. Additional information can be found at www.virtus.com.

Contacts

Jeanne Hess, Investor Relations (860) 263-4730 jeanne.hess@virtus.com	Joe Fazzino, Media Relations (860) 263-4725 joe.fazzino@virtus.com

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

U.S. GAAP Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended			Three Months Ended
	3/31/2016	3/31/2015	Change	12/31/2015	Change
Revenues
Investment management fees	57,644	70,496	(18)%	60,611	(5)%
Distribution and service fees	12,478	19,598	(36)%	14,246	(12)%
Administration and transfer agent fees	9,998	13,042	(23)%	11,014	(9)%
Other income and fees	175	695	(75)%	244	(28)%
Total revenues	80,295	103,831	(23)%	86,115	(7)%
Operating Expenses
Employment expenses	35,977	35,622	1%	34,376	5%
Distribution and other asset-based expenses	18,101	24,507	(26)%	19,831	(9)%
Other operating expenses	10,765	16,726	(36)%	12,498	(14)%
Other operating expenses of consolidated sponsored investment products	1,133	818	39%	1,239	(9)%
Other operating expenses of consolidated investment products	56	—	N/M	—	N/M
Depreciation and other amortization	862	779	11%	881	(2)%
Amortization expense	651	837	(22)%	784	(17)%
Total operating expenses	67,545	79,289	(15)%	69,609	(3)%
Operating Income	12,750	24,542	(48)%	16,506	(23)%
Other Income (Expense)
Realized and unrealized (loss) gain on investments, net	(658)	545	N/M	332	N/M
Realized and unrealized gain (loss) on investments of consolidated sponsored investment products, net	295	2,590	(89)%	(4,910)	N/M
Realized and unrealized gain (loss) on investments of consolidated investment product, net	2,235	—	N/M	(2,784)	N/M
Other income, net	228	435	(48)%	75	204%
Total other income (expense), net	2,100	3,570	(41)%	(7,287)	N/M
Interest Income (Expense)
Interest expense	(132)	(123)	(7)%	(141)	6%
Interest and dividend income	273	280	(3)%	355	(23)%
Interest and dividend income of investments of consolidated sponsored investment products	2,961	2,324	27%	3,184	(7)%
Interest income of investments of consolidated investment product	1,474	—	N/M	1,632	(10)%
Total interest income, net	4,576	2,481	84%	5,030	(9)%
Income Before Income Taxes	19,426	30,593	(37)%	14,249	36%
Income tax expense	7,556	10,868	(30)%	8,612	(12)%
Net Income	11,870	19,725	(40)%	5,637	111%
Noncontrolling interests	$493	$(383)	N/M	$999	(51)%
Net Income Attributable to Common Stockholders	$12,363	$19,342	(36)%	$6,636	86%
Earnings Per Share - Basic	$1.48	$2.16	(31)%	$0.78	90%
Earnings Per Share - Diluted	$1.45	$2.11	(31)%	$0.76	91%
Cash Dividends Declared Per Share	$0.45	$0.45	—%	$0.45	—%
Weighted Average Shares Outstanding - Basic	8,344	8,964	(7)%	8,562	(3)%
Weighted Average Shares Outstanding - Diluted	8,506	9,151	(7)%	8,726	(3)%

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Non-GAAP Consolidated Income Statement Information
(in thousands, except per share data)

	Three Months Ended			Three Months Ended
	3/31/2016	3/31/2015	Change	12/31/2015	Change
Revenues, As Adjusted
Investment management fees, as adjusted	57,735	70,801	(18)%	60,853	(5)%
Distribution and service fees, as adjusted	12,502	19,618	(36)%	14,272	(12)%
Administration and transfer agent fees, as adjusted	10,092	13,119	(23)%	11,123	(9)%
Other income and fees, as adjusted	175	695	(75)%	244	(28)%
Distribution and other asset-based expenses, as adjusted	(18,101)	(24,507)	26%	(19,831)	9%
Total revenues, as adjusted	62,403	79,726	(22)%	66,661	(6)%
Operating Expenses, As Adjusted
Employment expenses, as adjusted	35,977	35,622	1%	34,376	5%
Other operating expenses, as adjusted	10,351	11,175	(7)%	12,001	(14)%
Depreciation and other amortization, as adjusted	862	779	11%	881	(2)%
Total operating expenses, as adjusted	47,190	47,576	(1)%	47,258	—%
Operating Income, As Adjusted	15,213	32,150	(53)%	19,403	(22)%
Other Income (Expense), as adjusted
Realized and unrealized (loss) gain on investments, net, as adjusted	(5)	119	N/M	(202)	98%
Other income, net, as adjusted	228	435	(48)%	75	204%
Total other income (expense), net, as adjusted	223	554	(60)%	(127)	N/M
Interest Income (Expense), as adjusted
Interest expense, as adjusted	(132)	(123)	(7)%	(141)	6%
Interest and dividend income, as adjusted	138	217	(36)%	204	(32)%
Total interest income, net, as adjusted	6	94	(94)%	63	(90)%
Pre-Tax Income, As Adjusted	15,442	32,798	(53)%	19,339	(20)%
Income tax expense, as adjusted	5,920	12,500	(53)%	7,475	(21)%
Net Income, As Adjusted	9,522	20,298	(53)%	11,864	(20)%
Noncontrolling interests, as adjusted	—	34	N/M	67	N/M
Net Income Attributable to Common Stockholders, As Adjusted	$9,522	$20,332	(53)%	$11,931	(20)%
Earnings Per Share - Basic, As Adjusted	$1.14	$2.27	(50)%	$1.39	(18)%
Earnings Per Share - Diluted, As Adjusted	$1.12	$2.22	(50)%	$1.37	(18)%
Weighted Average Shares Outstanding - Basic	8,344	8,964	(7)%	8,562	(3)%
Weighted Average Shares Outstanding - Diluted	8,506	9,151	(7)%	8,726	(3)%

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016
By product (period end):
Open-End Funds (1)	$35,317.8	$33,345.3	$29,716.4	$28,882.1	$26,536.0
Closed-End Funds	7,288.0	6,901.0	6,349.8	6,222.3	6,543.6
Exchange Traded Funds	—	132.6	306.9	340.8	353.6
Separately Managed Accounts (2)	7,131.0	6,952.1	6,539.6	6,784.4	7,021.1
Institutional Accounts (2)	5,036.2	5,070.0	5,025.0	5,155.7	5,196.9
Total	$54,773.0	$52,401.0	$47,937.7	$47,385.3	$45,651.2

By product (average) (3)
Open-End Funds (1)	$36,663.7	$34,852.2	$31,627.1	$30,017.6	$27,295.9
Closed-End Funds	7,435.8	7,256.5	6,714.5	6,378.5	6,152.3
Exchange Traded Funds	—	103.9	269.9	343.4	337.1
Separately Managed Accounts (2)	6,846.3	7,125.3	6,930.9	6,552.7	6,768.4
Institutional Accounts (2)	4,786.7	5,054.8	5,082.4	5,199.9	5,112.4
Total	$55,732.5	$54,392.7	$50,624.8	$48,492.1	$45,666.1

By asset class (period end):
Equity	$33,129.0	$31,908.8	$28,231.0	$28,314.9	$27,061.4
Fixed Income	16,521.1	16,010.8	15,580.6	15,115.6	14,994.2
Alternatives (4)	4,703.8	4,031.2	3,681.7	3,468.7	3,091.0
Other (5)	419.1	450.2	444.4	486.1	504.6
Total	$54,773.0	$52,401.0	$47,937.7	$47,385.3	$45,651.2

Assets Under Management - Average Net Management Fees Earned (6)
(In basis points)

	Three Months Ended
	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016
Open-End Funds (1)	49.9	49.2	47.3	46.0	47.3
Closed-End Funds	66.7	66.9	66.9	66.3	65.4
Exchange Traded Funds	—	8.9	21.9	29.1	34.6
Separately Managed Accounts (2)	54.2	53.5	54.5	54.4	56.1
Institutional Accounts (2)	36.3	34.9	34.2	34.4	36.7
All Products	51.5	50.7	49.4	48.4	49.7

(1) Includes assets under management of open-end and variable insurance funds
(2) Includes assets under management related to option strategies
(3) Averages are calculated as follows:
- Funds - average daily or weekly balances
- Separately Managed Accounts - prior quarter ending balance or average of month-end balances in quarter
- Institutional Accounts - average of month-end balances in quarter
(4) Consists of real estate securities, master-limited partnerships, and other
(5) Consists of option strategies
(6) Represents net investment management fees divided by average assets. Net investment management fees are defined as investment management fees, as adjusted, less fees paid to third party service providers for investment management related services. For the three months ended March 31, 2016, the impact of third party service providers for investment management related services on Open-End Funds and All Products was 1.8 and 1.1 basis points, respectively.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Assets Under Management - Asset Flows by Product
(In millions)

	Three Months Ended
	3/31/2015	6/30/2015	9/30/2015	12/31/2015	3/31/2016
Open-End Funds (1)
Beginning balance	$37,514.2	$35,317.8	$33,345.3	$29,716.4	$28,882.1
Inflows	3,014.2	2,619.5	1,866.2	2,546.9	2,193.4
Outflows	(5,398.0)	(4,174.5)	(3,736.0)	(3,702.0)	(4,794.3)
Net Flows	(2,383.8)	(1,555.0)	(1,869.8)	(1,155.1)	(2,600.9)
Market performance	197.1	(352.9)	(1,780.9)	425.2	295.9
Other (2)	(9.7)	(64.6)	21.8	(104.4)	(41.1)
Ending balance	$35,317.8	$33,345.3	$29,716.4	$28,882.1	$26,536.0

Closed-End Funds
Beginning balance	$7,581.4	$7,288.0	$6,901.0	$6,349.8	$6,222.3
Inflows	—	—	—	—	—
Outflows	—	—	—	—	—
Net Flows	—	—	—	—	—
Market performance	(168.6)	(281.6)	(380.4)	18.7	421.3
Other (2)	(124.8)	(105.4)	(170.8)	(146.2)	(100.0)
Ending balance	$7,288.0	$6,901.0	$6,349.8	$6,222.3	$6,543.6

Exchange Traded Funds
Beginning balance	$—	$—	132.6	306.9	340.8
Inflows	—	67.4	217.7	57.7	62.3
Outflows	—	(12.2)	(13.8)	(23.0)	(33.8)
Net Flows	—	55.2	203.9	34.7	28.5
Market performance	—	(0.4)	(29.1)	1.6	(13.6)
Other (2)	—	77.8	(0.5)	(2.4)	(2.1)
Ending balance	$—	$132.6	$306.9	340.8	353.6

Separately Managed Accounts (3)
Beginning balance	$6,884.8	$7,131.0	$6,952.1	$6,539.6	$6,784.4
Inflows	328.5	366.8	263.8	332.8	399.2
Outflows	(355.3)	(342.2)	(334.5)	(396.6)	(364.3)
Net Flows	(26.8)	24.6	(70.7)	(63.8)	34.9
Market performance	177.4	(65.5)	(353.2)	312.0	210.8
Other (2)	95.6	(138.0)	11.4	(3.4)	(9.0)
Ending balance	$7,131.0	$6,952.1	$6,539.6	$6,784.4	$7,021.1

Institutional Accounts (3)
Beginning balance	$4,722.0	$5,036.2	$5,070.0	$5,025.0	$5,155.7
Inflows	368.1	214.1	199.5	226.6	186.2
Outflows	(147.2)	(87.3)	(110.3)	(181.3)	(276.6)
Net Flows	220.9	126.8	89.2	45.3	(90.4)
Market performance	117.6	(81.9)	(109.9)	120.4	148.4
Other (2)	(24.3)	(11.1)	(24.3)	(35.0)	(16.8)
Ending balance	$5,036.2	$5,070.0	$5,025.0	$5,155.7	$5,196.9

Total
Beginning balance	$56,702.4	$54,773.0	$52,401.0	$47,937.7	$47,385.3
Inflows	3,710.8	3,267.8	2,547.2	3,164.0	2,841.1
Outflows	(5,900.5)	(4,616.2)	(4,194.6)	(4,302.9)	(5,469.0)
Net Flows	(2,189.7)	(1,348.4)	(1,647.4)	(1,138.9)	(2,627.9)
Market performance	323.5	(782.3)	(2,653.5)	877.9	1,062.8
Other (2)	(63.2)	(241.3)	(162.4)	(291.4)	(169.0)
Ending balance	$54,773.0	$52,401.0	$47,937.7	$47,385.3	$45,651.2

(1) Includes assets under management of open-end and variable insurance funds
(2) Represents open-end and closed-end mutual fund distributions, net of reinvestments, net flows of cash management strategies, net flows and market performance of structured products, which are a component of institutional accounts, and net flows from non-sales related activities such as asset acquisitions/(dispositions), marketable securities investments/(withdrawals), and the impact on assets from the use of leverage
(3) Includes assets under management related to option strategies

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11.

Virtus Investment Partners, Inc.
Reconciliation of US GAAP Consolidated Statement of Operations to Non-GAAP Consolidated Income Statement Information
(Unaudited, in thousands)
Three Months Ended March 31, 2016

		Reclassifications		Adjustments
	U.S. GAAP Basis	Distribution and other asset-based expenses	Consolidated investment products	Amortization of intangible assets	Seed capital and CLO investments	Other	Non-GAAP Basis
Revenues
Investment management fees	$57,644	—	$91	—	—	—	$57,735
Distribution and services fees	12,478	—	24	—	—	—	12,502
Administration and transfer agent fees	9,998	—	94	—	—	—	10,092
Other income and fees	175	—	—	—	—	—	175
Distribution and other asset-based expenses	—	(18,101)	—	—	—	—	(18,101)
Total revenues	80,295	(18,101)	209	—	—	—	62,403
Operating Expenses
Employment expenses	35,977	—	—	—	—	—	35,977
Distribution and other asset-based expenses	18,101	(18,101)	—	—	—	—	—
Other operating expense	10,765	—	—	—	—	(414)	10,351
Other operating expenses of consolidated sponsored investment products	1,133	—	(1,133)	—	—	—	—
Other operating expenses of consolidated investment products	56	—	(56)	—	—	—	—
Depreciation and other amortization	862	—	—	—	—	—	862
Amortization expense	651	—	—	(651)	—	—	—
Total operating expenses	67,545	(18,101)	(1,189)	(651)	—	(414)	47,190
Operating Income	12,750	—	1,398	651	—	414	15,213
Other Income (Expense)
Realized and unrealized (loss) gain on investments, net	(658)	—	1,808	—	(1,155)	—	(5)
Realized and unrealized gain (loss) on investments of consolidated sponsored investment products, net	295	—	(295)	—	—	—	—
Realized and unrealized gain (loss) on investments of consolidated investment product, net	2,235	—	(2,235)	—	—	—	—
Other income, net	228	—	2,504	—	(2,504)	—	228
Total other income (expense), net	2,100	—	1,782	—	(3,659)	—	223
Interest Income (Expense)
Interest expense	(132)	—	—	—	—	—	(132)
Interest and dividend income	273	—	1,748	—	(1,883)	—	138
Interest and dividend income of investments of consolidated sponsored investment products, net	2,961	—	(2,961)	—	—	—	—
Interest income of investments of consolidated investment product, net	1,474	—	(1,474)	—	—	—	—
Total interest income, net	4,576	—	(2,687)	—	(1,883)	—	6
Income Before Income Taxes	19,426	—	493	651	(5,542)	414	15,442
Income tax expense	7,556	—	—	250	(2,045)	159	5,920
Net Income	11,870	—	493	401	(3,497)	255	9,522
Noncontrolling interests	493	—	(493)	—	—	—	—
Net Income Attributable to Common Stockholders	$12,363	—	—	$401	$(3,497)	$255	$9,522
Earnings Per Share - Basic	$1.48						$1.14
Earnings Per Share - Diluted	$1.45						$1.12
Weighted Average Shares Outstanding - Basic	8,344						8,344
Weighted Average Shares Outstanding - Diluted	8,506						8,506
See pages 14 through 15 for notes to the reconciliation

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12.

Virtus Investment Partners, Inc.
Reconciliation of US GAAP Consolidated Statement of Operations to Non-GAAP Consolidated Income Statement Information
(Unaudited, in thousands)
Three Months Ended March 31, 2015

		Reclassifications		Adjustments
	U.S. GAAP Basis	Distribution and other asset-based expenses	Consolidated sponsored investment products	Amortization of intangible assets	Seed capital investments	Other	Non-GAAP Basis
Revenues
Investment management fees	$70,496	—	$305	—	—	—	$70,801
Distribution and service fees	19,598	—	20	—	—	—	19,618
Administration and transfer agent fees	13,042	—	77	—	—	—	13,119
Other income and fees	695	—	—	—	—	—	695
Distribution and other asset-based expenses	—	(24,507)	—	—	—	—	(24,507)
Total revenues	103,831	(24,507)	402	—	—	—	79,726
Operating Expenses
Employment expenses	35,622	—	—	—	—	—	35,622
Distribution and other asset-based expenses	24,507	(24,507)	—	—	—	—	—
Other operating expenses	16,726	—	—	—	—	(5,551)	11,175
Other operating expenses of consolidated sponsored investment products	818	—	(818)	—	—	—	—
Restructuring and severance	—	—	—	—	—	—	—
Depreciation and other amortization	779	—	—	—	—	—	779
Amortization expense	837	—	—	(837)	—	—	—
Total operating expenses	79,289	(24,507)	(818)	(837)	—	(5,551)	47,576
Operating Income	24,542	—	1,220	837	—	5,551	32,150
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	545	—	2,342	—	(2,768)	—	119
Realized and unrealized gain (loss) on investments of consolidated sponsored investment products, net	2,590	—	(2,590)	—	—	—	—
Other income (expense), net	435	—	—	—	—	—	435
Total other income (expense), net	3,570	—	(248)	—	(2,768)	—	554
Interest Income (Expense)
Interest expense	(123)	—	—	—	—	—	(123)
Interest and dividend income	280	—	935	—	(998)	—	217
Interest and dividend income of investments of consolidated sponsored investment products	2,324	—	(2,324)	—	—	—	—
Total interest income (expense), net	2,481	—	(1,389)	—	(998)	—	94
Income Before Income Taxes	30,593	—	(417)	837	(3,766)	5,551	32,798
Income tax expense	10,868	—	—	319	(420)	1,733	12,500
Net Income	19,725	—	(417)	518	(3,346)	3,818	20,298
Noncontrolling interests	(383)	—	417	—	—	—	34
Net Income Attributable to Common Stockholders	$19,342	—	—	$518	$(3,346)	$3,818	$20,332
Earnings Per Share - Basic	$2.16						$2.27
Earnings Per Share - Diluted	$2.11						$2.22
Weighted Average Shares Outstanding - Basic	8,964						8,964
Weighted Average Shares Outstanding - Diluted	9,151						9,151
See pages 14 through 15 for notes to the reconciliation

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13.

Virtus Investment Partners, Inc.
Reconciliation of US GAAP Consolidated Statement of Operations to Non-GAAP Consolidated Income Statement Information
(Unaudited, in thousands)
Three Months Ended December 31, 2015

		Reclassifications		Adjustments
	U.S. GAAP Basis	Distribution and other asset-based expenses	Consolidated investment products	Amortization of intangible assets	Seed capital and CLO investments	Other	Non-GAAP Basis
Revenues
Investment management fees	$60,611	—	$242	—	—	—	$60,853
Distribution and services fees	14,246	—	26	—	—	—	14,272
Administration and transfer agent fees	11,014	—	109	—	—	—	11,123
Other income and fees	244	—	—	—	—	—	244
Distribution and other asset-based expenses	—	(19,831)	—	—	—	—	(19,831)
Total revenues	86,115	(19,831)	377	—	—	—	66,661
Operating Expenses
Employment expenses	34,376	—	—	—	—	—	34,376
Distribution and other asset-based expenses	19,831	(19,831)	—	—	—	—	—
Other operating expense	12,498	—	—	—	—	(497)	12,001
Other operating expenses of consolidated sponsored investment products	1,239	—	(1,239)	—	—	—	—
Depreciation and other amortization	881	—	—	—	—	—	881
Amortization expense	784	—	—	(784)	—	—	—
Total operating expenses	69,609	(19,831)	(1,239)	(784)	—	(497)	47,258
Operating Income	16,506	—	1,616	784	—	497	19,403
Other Income (Expense)
Realized and unrealized (loss) gain on investments, net	332	—	(5,539)	—	5,005	—	(202)
Realized and unrealized (loss) gain on investments of consolidated sponsored investment products, net	(4,910)	—	4,910	—	—	—	—
Realized and unrealized (loss) gain on investments of consolidated investment product, net	(2,784)	—	2,784	—	—	—	—
Other income, net	75	—	(1,155)	—	1,155	—	75
Total other (expense) income, net	(7,287)	—	1,000	—	6,160	—	(127)
Interest Income (Expense)
Interest expense	(141)	—	—	—	—	—	(141)
Interest and dividend income	355	—	3,132	—	(3,283)	—	204
Interest and dividend income of investments of consolidated sponsored investment products, net	3,184	—	(3,184)	—	—	—	—
Interest income of investments of consolidated investment product, net	1,632	—	(1,632)	—	—	—	—
Total interest income, net	5,030	—	(1,684)	—	(3,283)	—	63
Income Before Income Taxes	14,249	—	932	784	2,877	497	19,339
Income tax expense	8,612	—	—	303	(1,387)	(53)	7,475
Net Income	5,637	—	932	481	4,264	550	11,864
Noncontrolling interests	999	—	(932)	—	—	—	67
Net Income Attributable to Common Stockholders	$6,636	—	—	$481	$4,264	$550	$11,931
Earnings Per Share - Basic	$0.78						$1.39
Earnings Per Share - Diluted	$0.76						$1.37
Weighted Average Shares Outstanding - Basic	8,562						8,562
Weighted Average Shares Outstanding - Diluted	8,726						8,726

See pages 14 through 15 for notes to the reconciliation

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 14.

Virtus Investment Partners, Inc.
Notes

The following are notes to the reconciliations of the most comparable U.S. GAAP measure to each non-GAAP measure for the periods presented on pages 11 through 13.

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the adjustment of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

In particular, the company reclassifies:

1.
Distribution and other asset-based expenses - These costs are generally passed directly through to external parties. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not distribute products through intermediary distribution partners or utilize third party service providers for investment management related services.

2.
Consolidated investment products - Management believes that excluding the operating activities of majority-owned funds and CLOs to reflect revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results as only revenues generated and expenses incurred related to providing investment management and related services will be included in operating income, as adjusted.

Net income attributable to common stockholders, as adjusted, excludes from net income:

▪
Closed-end fund launch costs - Expenses related to the launch of closed-end funds, or similar products, including structuring fees and sales-based compensation related to the launch. The timing of closed-end fund issuances can be unpredictable, and related costs can fluctuate considerably. In addition, revenue associated with these costs will not fully impact financial results until future periods. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods and with other asset management firms that do not issue closed-end funds, or similar products.

▪
Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

▪
Seed capital and CLO investments - Gains and losses (realized and unrealized), dividends and interest income generated by seed capital and CLO investments. Earnings or losses generated by investments in seed capital products can vary significantly from period-to-period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.

▪
Other - Certain expenses and losses related to restructuring, severance, regulatory matters, and transition items that are not reflective of the ongoing earnings generation of the business. In addition, income tax expense/(benefit) items, such as adjustments for uncertain tax positions, valuation allowances and other unusual items not related to current operating results to reflect a

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 15.

normalized effective rate. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.

Components of Other for the respective periods are shown in the table below:

	Three Months Ended
Other (in thousands)	3/31/2015	12/31/2015	3/31/2016
Loss contingency	$5,200	$—	$—
Tax impact of loss contingency	(1,600)	—	—
System transition expenses	351	497	414
Tax impact of system transition expenses	(133)	(192)	(159)
Discrete tax adjustments	—	245	—
Total Other	$3,818	$550	$255

Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP revenues in that they are reduced by distribution and other asset-based expenses that are generally passed through to external parties, and exclude the impact of consolidated sponsored investment products.

Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations attributable to stockholders. Operating expenses, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the impact of consolidated sponsored investment products, and certain other expenses that do not reflect the ongoing earnings generation of the business.

Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.

Earnings per share, as adjusted, represent net income attributable to common stockholders, as adjusted, divided by weighted average shares outstanding, on either a basic or diluted basis.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 16.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, our ability to expand distribution and product offerings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2015 Annual Report on Form 10-K, as well as the following risks and uncertainties: (a) any reduction in our assets under management; (b) the withdrawal, renegotiation or termination of investment advisory agreements; (c) damage to our reputation; (d) failure to comply with investment guidelines or other contractual requirements; (e) the inability to attract and retain key personnel; (f) the competition we face in our business; (g) adverse regulatory and legal developments; (h) unfavorable changes in tax laws or limitations; (i) adverse developments, or changes in our relationships with, unaffiliated subadvisers; (j) changes in key distribution relationships; (k) interruptions in service or failure to provide service by third-party service providers; (l) volatility associated with our common stock; (m) civil litigation and government investigations or proceedings; (n) the risk of capital loss associated with our investments; (o) the inability to make quarterly distributions; (p) the lack of availability of required and necessary capital on satisfactory terms; (q) liabilities and losses not covered by insurance; (r) strategic transactions and other risks and uncertainties described in our 2015 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).
Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.
The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com